UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2024 (September 29, 2024)

GOGO INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35975	27-1650905
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

105 Edgeview Dr., Suite 300 Broomfield, CO	80021
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

303-301-3271

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.0001 per share	GOGO	NASDAQ Global Select Market
Preferred Stock Purchase Rights	GOGO	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note.

As previously reported, on September 29, 2024, Gogo Direct Holdings, LLC (“Gogo Direct”) an indirect wholly owned subsidiary of Gogo Inc. (the “Company”), entered into a Purchase Agreement (the “Purchase Agreement”), with, among, others, Satcom Direct, Inc. (“Satcom Direct”) and certain of their affiliates. The Company described the Purchase Agreement in its Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on September 30, 2024 (the “Initial 8-K”). The information set forth in the Initial 8-K is incorporated by reference herein.

In Item 1.01 of the Initial 8-K, the Company indicated that it will provide, by amendment, the Purchase Agreement. The Purchase Agreement is filed herewith as Exhibit 2.1 to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Satcom Direct or their respective subsidiaries and affiliates. The Purchase Agreement contains representations and warranties of each of the parties to the Purchase Agreement, which were made only for purposes of the Purchase Agreement and as of specified dates therein. The representations, warranties and covenants in the Purchase Agreement were made solely for the benefit of the parties to the Purchase Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Satcom Direct or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Purchase Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company that is or will be contained in, or incorporated by reference into, the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents that the Company files with the SEC.

The foregoing description of the Purchase Agreement and the transactions contemplated thereby is only a summary of the material terms thereof, does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is attached as Exhibit 2.1 to this Amendment No. 1 to the Initial 8-K and is incorporated herein by reference.

No other changes have been made to the Initial 8-K and this is an exhibits-only filing. This Amendment No. 1 to the Initial 8-K does not modify or update in any way disclosures made in the Initial 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

2.1*	Purchase Agreement, by and among Satcom Direct Holdings, Inc., SDHC Holdings, Inc., Satcom Direct Government Holdings, Inc., ndtHost Holdings, Inc., Satcom Direct, Inc., Satcom Direct Holding Company, LLC, Satcom Direct Government, Inc., ndtHost, LLC, Gogo Direct Holdings LLC, James W. Jensen and Gogo Inc., dated as of September 29, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Certain of the schedules and exhibits to the agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished to the SEC upon request; provided, however, that the parties may request confidential treatment for certain portions of the agreement pursuant to Rule 24b-2 of the Exchange Act, for any document so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By:	/s/ Crystal L. Gordon
Crystal L. Gordon
Executive Vice President, General Counsel, Chief Administrative Officer, and Secretary

Date: October 1, 2024